UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Luxfer Holdings PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1024030
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Anchorage Gateway Anchorage Quay Salford M50 3XE England
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares each representing one-half of an Ordinary Share Ordinary Shares of £1 per share	New York Stock Exchange, Inc. New York Stock Exchange, Inc.*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-178278

Securities to be registered pursuant to Section 12(g) of the Act: None

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder is contained in the sections entitled “Dividends and Dividend Policy,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares and ADSs Eligible For Future Sale” and “Taxation” of the prospectus included as part of the Registrant’s Registration Statement on Form F-1 (No. 333-178278), as amended, originally filed with the Securities and Exchange Commission on December 2, 2011 under the Securities Act of 1933, and is hereby incorporated by reference in answer to this Item.

Item 2.    Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC

By:	/s/ Linda Frances Seddon
	Name:	Linda Frances Seddon
	Title:	General Counsel

Dated:  December 8, 2011